Exhibit 1.1

Execution Version

Apple Inc.

C$2,500,000,000 2.513% Notes due 2024

Underwriting Agreement

August 15, 2017

HSBC Securities (Canada) Inc.

RBC Dominion Securities Inc.

BMO Nesbitt Burns Inc.

Goldman Sachs & Co. LLC

As representatives of the several

Underwriters named in Schedule I hereto,

c/o HSBC Securities (Canada) Inc.

70 York Street, Suite 900

Toronto, Ontario, Canada M5J 1S9

c/o RBC Dominion Securities Inc.

P.O. Box 50, 200 Bay Street

2nd Floor, North Tower, Royal Bank Plaza

Toronto, Ontario, Canada M5J 2W7

c/o BMO Nesbitt Burns Inc.

100 King Street West, 3rd Floor Podium

Toronto, Ontario, Canada M5X 1H3

And

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York, USA 10282-2198

Ladies and Gentlemen:

Apple Inc., a California corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) C$2,500,000,000 aggregate principal amount of the Company’s 2.513% Notes due 2024 (the “Securities”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-210983) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) References to “Canadian Securities Laws” shall mean all applicable securities laws, regulations, rules, instruments, rulings and orders in each of the provinces of Canada and the applicable policy statements issued by any Canadian securities authority. The Company has prepared, in a form approved by the Underwriters, a preliminary Canadian offering memorandum dated August 15, 2017 (the “Preliminary Canadian Offering Memorandum”), which incorporates the U.S. prospectus, dated as of April 28, 2016 (the “U.S. Prospectus”), as supplemented by a preliminary U.S. prospectus supplement dated as of August 15, 2017 relating to the Securities, and the Company agrees to prepare a Canadian offering memorandum (the “Canadian Offering Memorandum”), which will incorporate the U.S. Prospectus as supplemented by a U.S. prospectus supplement dated the date hereof relating to the Securities and conform, in all material respects, to the requirements of Canadian Securities Laws;

(c) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus (including the version of such documents forming part of the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum, respectively), at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein;

(d) For the purposes of this Agreement, the “Applicable Time” is 4:30 P.M. (Eastern time) on the date of this Agreement, August 15, 2017; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof, taken together, and the Preliminary Canadian Offering Memorandum (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein;

(e) The documents incorporated by reference in the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum and any amendment or supplement to any of the foregoing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any (i) statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein or (ii) statements in or omissions from the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act;

(g) The Company and its subsidiaries, taken as a whole, (i) have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus or Canadian Offering Memorandum any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or Canadian Offering Memorandum; and, (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus or Canadian Offering Memorandum, there has not been any material adverse change in the capital stock or long term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Pricing Prospectus or Canadian Offering Memorandum. For purposes of this Agreement, “Material Adverse Effect” means any material adverse change in or affecting the business of the Company and its subsidiaries, taken as a whole;

(h) The Company has been (i) duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Offering Memorandum and, (ii) except to the extent that the failure to be so qualified or be in good standing in such jurisdictions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(i) All of the issued equity interests of each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 of the Act (each such subsidiary, a “Subsidiary” and, collectively, the “Subsidiaries”) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j) Each Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Canadian Offering Memorandum, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to have such power, be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(k) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, dated as of April 29, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is substantially in the form filed as an exhibit to the Registration Statement, as supplemented by the Officer’s Certificate, to be dated as of August 18, 2017, in respect of the Securities (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Officer’s Certificate has been duly authorized by the Company and at the Time of Delivery will be duly executed and delivered by the Company, and when the Officer’s Certificate is duly executed and delivered in accordance with its terms and the terms of the Base Indenture, the Indenture will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package, the Prospectus and the Canadian Offering Memorandum; and at the Time of Delivery, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

(l) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company, (iii) nor will such action result in any violation of any statute, order, rule or regulation of any court or governmental agency or body or any administrative agency, regulatory body or other authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its properties; and (iv) no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Agency (hereinafter referred to as “Governmental Authorizations”) is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and except, with respect to (i), (iii) and (iv), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(m) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Canadian Offering Memorandum and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Canadian Offering Memorandum or to be filed as exhibits to the Registration Statement that are not described or filed as required, and there is no order, ruling or decision of any court or Canadian securities regulatory authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum in effect or, to the knowledge of the Company, threatened by any Canadian securities regulatory authority;

(n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(p) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Base Prospectus and the Preliminary Canadian Offering Memorandum comply or will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, Pricing Disclosure Package or Canadian Offering Memorandum has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and

(q) This Agreement has been duly authorized, executed and delivered by the Company.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 99.850% of the principal amount of the Securities, plus accrued interest, if any, from August 18, 2017 to the Time of Delivery (as defined below) hereunder.

3. Upon the authorization by HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC (collectively, “you”), of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus and the Canadian Offering Memorandum.

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with CDS Clearing and Depository Services Inc. (“CDS”) or its designated custodian. The Company will deliver the Securities to HSBC Securities (Canada) Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of same-day funds to the account specified by the Company to HSBC Securities (Canada) Inc. at least forty-eight hours in advance, by causing CDS to credit the Securities to the account of HSBC Securities (Canada) Inc. at CDS. The Company will cause the certificates representing the Securities to be made available to HSBC Securities (Canada) Inc. for review at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of CDS or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 18, 2017 or such other time and date as HSBC Securities (Canada) Inc. and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be made available for review by the parties hereto on the New York Business Day preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. (a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order, of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, or of the issuance of any order, ruling or decision of any court or Canadian securities regulatory authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or the receipt of any notification from any court or Canadian securities regulatory authority of the institution or threatening of any proceeding for such purpose; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(ii) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof;

(iii) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not so subject;

(iv) On the New York Business Day next succeeding the date of this Agreement, to furnish the Underwriters with electronic copies of the Prospectus and the Canadian Offering Memorandum and, from time to time during any period when the Prospectus or Canadian Offering Memorandum is required to be delivered in connection with the offering and sale of the Securities, to furnish the Underwriters with written copies of the Prospectus and the Canadian Offering Memorandum in Toronto, Ontario, Canada in such quantities as you may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus and the Canadian Offering Memorandum in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus or the Canadian Offering Memorandum, in each case, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) or Canadian Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Canadian Offering Memorandum, as applicable, or to file under the Exchange Act any document incorporated by reference in the Prospectus or the Canadian Offering Memorandum in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus, Preliminary Canadian Offering Memorandum or Canadian Offering Memorandum or a supplement to the Prospectus, Preliminary Canadian Offering Memorandum or Canadian Offering Memorandum which will correct such statement or omission or effect such compliance;

(v) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(vi) During the period beginning from the date hereof and continuing to and including the Time of Delivery or such earlier time as Goldman Sachs & Co. LLC may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing;

(vii) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(viii) The Company will cause to be provided or filed with the applicable Canadian securities authorities all information, forms and fees required to be provided or filed by it in connection with the offering of Securities in Canada, including the filing of the Canadian Offering Memorandum, if required, and the reports of trade on Form 45-106F1 or equivalent required under applicable Canadian Securities Laws together with the applicable fees, in each case, within the applicable time periods for the provision or filing thereof, based on the information that the Underwriters have provided to the Company in accordance with Section 5(b)(viii).

(b) Each Underwriter, severally and not jointly, covenants with the Company as follows:

(i) The Underwriters agree to reasonably confirm that each Canadian purchaser: (A) (1) if such purchaser is in the province of Alberta, such purchaser is an “accredited investor” (as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”)) that is not an individual unless it is also a “permitted client” (as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations) or (2) if such purchaser is in a province of Canada other than the province of Alberta, such purchaser is not an individual and is purchasing the Securities with an acquisition cost to such purchaser of not less than C$150,000 paid in cash at the time of closing, unless such purchaser is a person acting on behalf of a fully managed account described in paragraph (p) or (q) of the definition of “accredited investor” in section 1.1 of NI 45-106, in which case such purchaser is an “accredited investor” as described in such paragraphs and is purchasing as an accredited investor; (B) if purchasing as an accredited investor, is not a person created or being used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106 or, if purchasing under the prospectus exemption for acquisitions of not less than C$150,000, such purchaser was not created, or is not used, solely to purchase or hold securities in reliance on such prospectus exemption; and (C) is purchasing as principal (or deemed to be purchasing as principal under Canadian Securities Laws); and obtain and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption in accordance with its usual document retention policies and procedures in compliance with applicable laws, and provide to the Company forthwith upon request all such information or documentation as the Company may reasonably request in good faith and solely for the purpose of verifying compliance with the exemption, correcting any required filings and responding to regulatory inquiries with respect thereto;

(ii) If it involves any members of any banking, selling or other group in the distribution of Securities, it will cause agreements and acknowledgements substantially the same as the agreements and acknowledgements contained in the foregoing subparagraph to be contained in an agreement with each of the members of such group in favor of the Company and shall use its reasonable efforts to cause the members of such group to comply with Canadian Securities Laws;

(iii) It has not provided and will not provide to any Canadian purchaser any document or other material that would constitute an offering memorandum (as defined under applicable Canadian Securities Laws) other than (A) the Preliminary Canadian Offering Memorandum, (B) the Canadian Offering Memorandum, (C) any Issuer Free Writing Prospectus listed on Schedule II(a) hereto or (D) any other documentation forming part of the Pricing Disclosure Package;

(iv) It (A) is duly registered as an “investment dealer” or “exempt market dealer” as defined under Canadian Securities Laws or is otherwise exempt from the dealer registration requirements of Canadian Securities Laws in connection with the offer and sale of the Securities to Canadian purchasers as contemplated by the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and is in material compliance with the terms and conditions of such registration or exemption and (B) has offered and will offer for sale and sell the Securities only to such persons and in such manner that pursuant to applicable Canadian Securities Laws no prospectus (as defined under applicable Canadian Securities Laws) need be delivered or filed;

(v) It will comply with all relevant Canadian Securities Laws concerning any resale of the Securities;

(vi) The offer and sale of the Securities will not be made through or accompanied by any advertisement of the Securities, including, without limitation, in printed media of general and regular paid circulation, radio, television, or telecommunications, including electronic display or any other form of advertising or as part of a general solicitation in Canada;

(vii) It has not made and it will not make any written or oral representations to any Canadian purchaser: (A) that any person will resell or repurchase the Securities purchased by such Canadian purchaser; (B) that the Securities will be freely tradeable by the Canadian purchaser without any restrictions or hold periods; (C) that any person will refund the purchase price of the Securities; or (D) as to the future price or value of the Securities; and

(viii) The Underwriters will: (A), as soon as practicable and in any event within five (5) business days of the Time of Delivery, provide to the Company the information pertaining to each such purchaser of the Securities as required to be disclosed in Form 45-106F1 and the related schedules under Form NI 45-106F1 and acknowledges, authorizes and consents to the delivery or filing, as applicable, by the Company of the report on Form 45-106F1 under NI 45-106 (and any equivalent report required under Canadian Securities Laws) with the applicable Canadian securities regulators; and (B) give prompt notice to the Company when the distribution of the Securities has been completed and, to the extent applicable, provide any further information to the Company that is required for the purpose of calculating fees payable to the applicable Canadian securities regulators in connection with the distribution.

6.

(a) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof, without the prior consent of HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC , it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company, HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC , other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii) any such free writing prospectus the use of which has been consented to by the Company, HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC (other than the final term sheet prepared and filed pursuant to Section 5(a)(i) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to each of HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC and, if requested by HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. and Goldman Sachs & Co. LLC , will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum and the Canadian Offering Memorandum and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) any levies paid by the Underwriters to the Investment Industry Regulatory Organization of Canada in connection with the Securities; (iii) the cost of any fees and expenses pursuant to Section 5(b)(viii); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any paying agent (the “Paying Agent”) and any agent of the Trustee or the Paying Agent and the fees and disbursements of counsel for the Trustee and the Paying Agent in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions (provided it is understood that the offering of the Securities in Canada as contemplated herein shall be made in Canada on a private placement basis in accordance with applicable exemptions from the prospectus requirements of applicable Canadian Securities Laws):

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; the final term sheet contemplated by Section 5(a)(i) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no order, ruling or decision of any court or Canadian securities regulatory authority restricting or ceasing trading in any of the securities of the Company or suspending or preventing the use of the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum has been instituted or threatened by a Canadian securities regulatory authority;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Hogan Lovells US LLP, U.S. counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you, substantially in the forms attached hereto as Annex II(a) and Annex II(b), respectively;

(d) Blake, Cassels & Graydon LLP, Canadian counsel for the Company, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, substantially in the form attached hereto as Annex III,

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Pricing Disclosure Package, the Prospectus and the Canadian Offering Memorandum;

(f) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus or Canadian Offering Memorandum any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus or Canadian Offering Memorandum, and (ii) since the respective dates as of which information is given in the Pricing Prospectus or Canadian Offering Memorandum there shall not have been any material adverse change in the capital stock or long term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Pricing Prospectus or Canadian Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus or Canadian Offering Memorandum;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or Canadian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus or Canadian Offering Memorandum;

(i) The Company shall have complied with the provisions of Section 5(a)(iv) hereof with respect to the furnishing of prospectuses;

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request;

(k) As of the Time of Delivery, the Company shall have met all requirements of CDS Clearing and Depositary Services Inc. necessary to make use of its book-entry system; and

(l) As of the Time of Delivery, BNY Trust Company Canada at its principal office will be duly appointed as the Paying Agent in connection with the Securities.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (I) the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein or (II) that portion of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, the Preliminary Canadian Offering Memorandum or the Canadian Offering Memorandum or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through HSBC Securities (Canada) Inc., RBC Dominion Securities Inc., BMO Nesbitt Burns Inc. or Goldman Sachs & Co. LLC expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Prospectus, the Preliminary Canadian Offering Memorandum, the Canadian Offering Memorandum that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by electronic communication, mail or facsimile transmission to you as the representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; HSBC Securities (Canada) Inc., 70 York Street, Suite 900 Toronto, Ontario, Canada M5J 1S9, Attention: Debt Capital Markets, telephone: 416-868-8242; RBC Dominion Securities Inc., P.O. Box 50, 200 Bay Street, 2nd Floor, North Tower, Royal Bank Plaza, Toronto, Ontario, Canada M5J 2W7, Attention: Patrick MacDonald, telephone: 416-842-6464, facsimile 416-842-7777 or by emailing patrick.macdonald@rbccm.com; and BMO Nesbitt Burns Inc., 100 King Street West, 3rd Floor Podium, Toronto, Ontario, Canada M5X 1H3, Attention: Debt Capital Markets, telephone: 416-359-6409 or facsimile: 416-359-1636; and if to the Company shall be delivered or sent by electronic communication, mail, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by electronic communication, mail, or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day (i) when the Commission’s office in Washington, D.C. is open for business and (ii) other than a Saturday, Sunday or statutory holiday in the Province of Ontario, on which commercial banks in Toronto, Ontario are open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunications), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Apple Inc.

By:	/s/ Gary Wipfler
	Name:	Gary Wipfler
	Title:	Vice President and Corporate Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (CANADA) INC.

RBC DOMINION SECURITIES INC.

BMO NESBITT BURNS INC.

GOLDMAN SACHS & CO. LLC

on behalf of each of the Underwriters

HSBC SECURITIES (CANADA) INC.

By:	/s/ David Loh
	Name:	David Loh
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (CANADA) INC.

RBC DOMINION SECURITIES INC.

BMO NESBITT BURNS INC.

GOLDMAN SACHS & CO. LLC

on behalf of each of the Underwriters

RBC DOMINION SECURITIES INC.

By:	/s/ Patrick MacDonald
	Name:	Patrick MacDonald
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (CANADA) INC.

RBC DOMINION SECURITIES INC.

BMO NESBITT BURNS INC.

GOLDMAN SACHS & CO. LLC

on behalf of each of the Underwriters

BMO NESBITT BURNS INC.

By:	/s/ Patrick Breithaupt
	Name:	Patrick Breithaupt
	Title:	Vice President

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

HSBC SECURITIES (CANADA) INC.

RBC DOMINION SECURITIES INC.

BMO NESBITT BURNS INC.

GOLDMAN SACHS & CO. LLC

on behalf of each of the Underwriters

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
	2024 Notes
HSBC Securities (Canada) Inc.	C$	625,000,000
RBC Dominion Securities Inc.	C$	625,000,000
BMO Nesbitt Burns Inc.	C$	625,000,000
Goldman Sachs & Co. LLC	C$	400,000,000
CIBC World Markets Inc.	C$	75,000,000
Merrill Lynch Canada Inc.	C$	75,000,000
TD Securities Inc.	C$	75,000,000

Total	C$	2,500,000,000

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Annex IV hereto.

(b) Additional Documents Incorporated by Reference:

None.

Annex II(a)

FORM OF OPINION OF HOGAN LOVELLS US LLP

(a) The Company is validly existing as a corporation and in good standing as of the date of the Good Standing Certificate and as of the date of the Good Standing Confirmation under the laws of the State of California.

(b) The Company has the corporate power to execute, deliver and perform its obligations under the Indenture, the Notes, and the Agreement and to own, lease and operate its current properties and to conduct its business as described in the pricing disclosure package taken as a whole and the Prospectus.

(c) (i) The Notes have been duly authorized by the Company.

(ii) The Notes have been duly executed, issued and delivered by the Company and, when authenticated by the Trustee in the manner provided for in the Indenture, against payment therefor in accordance with the Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

(d) The Agreement has been duly authorized, executed and delivered by the Company.

(e) The Indenture (i) has been duly qualified under the Trust Indenture Act, (ii) has been duly authorized, executed and delivered by the Company, and (iii) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(f) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof set forth in the pricing disclosure package taken as a whole and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities.”

(g) The Paying Agent Agreement (i) has been duly authorized, executed and delivered by the Company, and (ii) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(h) The information in the pricing disclosure package taken as a whole and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” to the extent that such information constitutes descriptions of the terms of the Notes or the Indenture, has been reviewed by us and is accurate in all material respects.

(i) The information in the pricing disclosure package taken as a whole and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

(j) At the time the Registration Statement became effective and at the date hereof, the Registration Statement and the Prospectus (except for the financial statements and schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Trust Indenture Act and the Securities Act and the applicable rules and regulations thereunder.

(k) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements and schedules and financial information and data derived from such financial statements included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(l) The issuance and sale of the Notes to the Underwriters and the execution, delivery and performance by the Company of the Agreement, the Indenture and the Notes do not (i) violate the California Corporation Act or the Articles or the Bylaws, (ii) constitute a violation by the Company of any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under any of the Company Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(m) No approval or consent of, or registration or filing with, any federal governmental agency or state governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law or under the California Corporation Act in connection with the issuance and sale of the Notes to the Underwriters and the execution, delivery and performance by the Company of the Agreement, the Indenture and the Notes, except such as have been obtained and made by the Company and are in full force and effect under the Securities Act and such as may be required under state securities or blue sky laws.

(n) Based solely upon our review of the information regarding the Company provided through the EDGAR System on the Commission’s website, the Registration Statement became effective under the Securities Act. To our knowledge, based upon a review of the Stop Orders page of the Commission’s website (http://www.sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission.

(o) The Company is not, and immediately following the issuance and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the 1940 Act.

Annex II(b)

FORM OF NEGATIVE ASSURANCE LETTER OF HOGAN LOVELLS US LLP

No facts have come to our attention that cause us to believe that:

(i) the Registration Statement, as of the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the pricing disclosure package, as of 4:30 P.M. (Eastern time) on August 15, 2017 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the pricing disclosure package, or the Prospectus, other than those disclosed therein; or

(v) there are any contracts or documents of a character required to be described in the Registration Statement, the pricing disclosure package, or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed.

Annex III

FORM OF OPINION OF BLAKE, CASSELS & GRAYDON LLP

We are of the opinion that the offer and sale of the Notes by the Company to the Underwriters and the offer and resale of the Notes by the Underwriters to Purchasers resident in Alberta, British Columbia, Ontario and Québec (the “Selling Jurisdictions”) are exempt from the prospectus requirements of the Securities Act (Alberta), the Securities Act (British Columbia), the Securities Act (Ontario) and the Securities Act (Québec) and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under the Securities Laws, including all rules and published policy statements of the Selling Jurisdictions to permit the offer and sale of the Notes by the Company to the Underwriters and the offer and resale of the Notes by the Underwriters to the Purchasers resident in the Selling Jurisdictions through persons (x) registered under such Securities Laws in categories permitting them to distribute the Notes who have complied with Securities Laws and the terms and conditions of their registration or (y) exempt from the dealer registration requirements under applicable Securities Laws who have complied with Securities Laws and the terms and conditions of the applicable exemption, subject to: (i) the filing by the Company, with respect to each Purchaser resident in the Selling Jurisdictions, of duly completed reports pursuant to Part 6 of National Instrument 45-106 – Prospectus Exemptions with the applicable securities regulator or securities regulatory authority, together with the applicable fees; (ii) in the case of British Columbia, a completed fee checklist, within the prescribed time periods; and (iii) in Ontario, delivery of the Canadian Offering Memorandum to the Ontario Securities Commission.

We express no opinion with respect to any subsequent resales of the Notes.

We are further of the opinion that the statements set out in the Canadian Offering Memorandum under the caption “Canadian Tax Considerations” are, subject to the limitations, qualifications and assumptions set out therein, at the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) to a holder of the Notes defined as a “Holder” in the discussion set out under such caption.

Annex IV

Issuer Free Writing Prospectus dated August [●], 2017

Relating to Preliminary Prospectus Supplement dated August [●], 2017

APPLE INC.

PRELIMINARY PRICING TERM SHEET

[●]% Notes due 2024

Issuer:	Apple Inc.

Issue:	Private placement of [●]% Notes due 2024 (the “Notes”)

Principal Amount:	C$[●]

Maturity:	August [●], 2024

Coupon:	[●]%

Price to Public:	C$[●]

Coupon Payment Dates:

Payable semi-annually in arrears in equal installments on the [●] day of every February and August commencing on February [●], 2018. The first interest payment will be a long first coupon payable on February [●], 2018 and will be in the amount of C$[●], such payment being the equivalent of C$[●] per C$1,000 of principal amount outstanding. If not a business day in New York or Toronto then payment of a coupon will be made on the next business day with no adjustment (Following Business Day Convention).

Day Count Convention:

Actual/365 (Fixed) when calculating interest accruals during any partial interest period and 30/360 when calculating amounts due on any interest payment date (also known as the Actual/Actual Canadian Compound Method).

Ranking:

The Notes will be senior unsecured indebtedness of Apple Inc. and will rank equally with each other and with all other senior unsecured and unsubordinated indebtedness of Apple Inc. from time to time outstanding.

Benchmark Bond:	CAN [●]% due [●], 20[●]

Benchmark Price / Yield:	C$[●]/[●]%

Re-Offer Spread:	+ [●] bps versus the Government of Canada Curve (“GoC Curve”). + [●] bps versus the Benchmark Bond, which includes a curve adjustment of [●] bps.

Yield:	[●]%

GoC Curve:	CAN [●]% due [●], 20[●] and CAN [●]% due [●], 20[●]

Optional Redemption:

Prior to June [●], 2024, Apple Inc. may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price, calculated by Apple Inc., equal to the greater of (i) 100% of the principal amount of the Notes being redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming that such notes matured on June [●], 2024) (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption at a rate equal to the sum of the Government of Canada Yield (as defined in the Notes) plus [●] basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

On or after June [●], 2024, Apple Inc. may redeem the Notes at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

Trade Date:	August [●], 2017

Settlement Date:	August [●], 2017 (T+3)

Expected Ratings:*	[●] [●]

Use of Proceeds:

Apple Inc. intends to use the net proceeds from sales of the Notes for general corporate purposes, including repurchases of Apple Inc.’s common stock and payment of dividends under Apple Inc.’s program to return capital to shareholders, funding for working capital, capital expenditures, acquisitions and repayment of debt.

Form of Distribution:

The distribution of the Notes is being made to purchasers in each of the provinces of Canada (the “Offering Jurisdictions”) under a Canadian offering memorandum dated August [●], 2017 (the “Canadian Offering Memorandum”), which will include the U.S. prospectus dated April 28, 2016, as supplemented by a U.S. prospectus supplement dated August [●], 2017 that form part of the registration statement filed with the United States Securities and Exchange Commission. The distribution will be made in reliance on statutory exemptions from the prospectus requirements of Canadian securities laws applicable in each of the Offering Jurisdictions and, in particular, the Notes will only be sold in:

a)          the province of Alberta, pursuant to the “accredited investor exemption” (as defined in National Instrument 45-106 — Prospectus Exemptions (“NI 45-106”)) and therefore only to purchasers that are “accredited investors” (as such term is defined in NI 45-106) who purchase the Notes as principal (or are deemed to be purchasing as principal) that are not individuals unless those individuals are also “permitted clients” (as such term is defined in National Instrument 31-103 — Registration Requirements, Exemptions and Ongoing Registrant Obligations) and was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and

b)          the Offering Jurisdictions other than the province of Alberta, pursuant to the C$150,000 minimum amount investment exemption, and therefore only to purchasers that are not individuals and that are purchasing as principal, Notes with an acquisition cost to each purchaser of not less than C$150,000 paid in cash at the time of closing, unless such a purchaser is a person acting on behalf of a fully managed account described in paragraph (p) or (q) of the definition of “accredited investor” in section 1.1 of NI 45-106 in which case the Notes may only be sold on a private placement basis to such purchaser pursuant to the “accredited investor exemption”.

Resale Restrictions:

Resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws, which may vary depending on the province. Apple Inc. is not a reporting issuer in any province or territory of Canada. Unless permitted under applicable Canadian securities laws, holders of the Notes must not trade the Notes before the date that is the later of four months and a day after (i) August [●], 2017 and (ii) the date the Issuer becomes a reporting issuer in Canada. Prospective purchasers should consult their own independent legal advisors with respect to such restrictions. The Notes are a new issue of securities for which no established trading market exists. If an active trading market does not develop for the Notes, investors may not be able to resell them. The Issuer currently has no intention of listing the Notes on any exchange or becoming a reporting issuer in Canada in the foreseeable future.

Governing Law:	New York

CUSIP/ISIN:	[●]/[●]

Settlement / Form:	CDS Clearing and Depository Services Inc./ Book Entry (Global Note)

Minimum Denomination:	C$2,000 and integral multiples of C$1,000 in excess thereof

Underwriters:
Joint Book-Running Managers:	HSBC Securities (Canada) Inc. RBC Dominion Securities Inc. BMO Nesbitt Burns Inc. Goldman Sachs & Co. LLC

Co-Managers:	[●]

* Note: An explanation of the significance of credit ratings may be obtained from the ratings agencies. Generally, ratings agencies base their credit ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The security credit ratings above are not a recommendation to buy, sell or hold the securities offered hereby. The credit ratings may be subject to review, revision, suspension, reduction or withdrawal at any time by [●] and [●]. Each of the security credit ratings above should be evaluated independently of any other security credit rating.

The foregoing description is a summary of certain material provisions of the Notes. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Canadian Offering Memorandum. Prospective purchasers should review the Canadian Offering Memorandum for a detailed description of the Notes. No person has been authorized to make any representation in connection with the offering other than as contained in the Canadian Offering Memorandum, and the Issuer and the Underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

To the extent any Underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The Issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by calling HSBC Securities (Canada) Inc. toll free at 1-866-811-8049, RBC Dominion Securities Inc. toll free at 1-866-375-6829 or Goldman Sachs & Co. LLC toll free at 1-866-471-2526, or, if you are in Canada, the Canadian Offering Memorandum which incorporates the prospectus, if you request it by calling HSBC Securities (Canada) Inc. at 416-868-8242, RBC Dominion Securities Inc. at 416-842-6311 or BMO Nesbitt Burns Inc. at 416-359-6359. The prospectus, prospectus supplement and Canadian Offering Memorandum are also available by contacting Apple Inc.’s Investor Relations at http://investor.apple.com/contactus.cfm.

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